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Exhibit 32.1

CERTIFICATION

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, John A. Orwin, Chief Executive Officer and Director, and Herb Cross, Chief Financial Officer, of Affymax, Inc. (the "Company"), each hereby certifies that to the best of his knowledge:

          1.     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, to which this certification is attached as Exhibit 32.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

          2.     The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JOHN A. ORWIN Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ HERB CROSS Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 10, 2011

        This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Affymax, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32.1
CERTIFICATION